Exhibit 10.19

FINAL

LEASE AGREEMENT

THIS LEASE AGREEMENT is made and entered into between CHARDAN PROPERTIES, LLC, an Ohio limited liability company ("Lessor") and UNIQUE FABRICATING INCORPORATED, a Delaware corporation ("Lessee"), on the latest date set forth below (the "Effective Date"), in multiple copies, each to constitute an original.

AGREEMENT:

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and other valuable consideration, the parties agree as follows:

1.          Description of Leased Premises. Lessor does hereby lease to Lessee and Lessee does hereby lease from Lessor that certain real property located at 705 South Union Street, Bryan, Ohio, the legal description of which is attached hereto and made a part hereof as Exhibit A (the "Leased Premises").

2.          Term. The term of this Lease and Lessee's obligation to pay rent shall commence on February 6, 2014, (the "Commencement Date"), and shall expire at midnight on the last day of the fifth (5th) Lease Year following the Commencement Date (the "Expiration Date"), unless sooner terminated as hereinafter provided. As used herein, the term "Lease Year" shall mean the twelve (12) month period beginning on the Commencement Date and each twelve (12) month period thereafter, provided, however, that the first Lease Year shall also include the period from the Commencement Date to the first day of the month following the Commencement Date. On the expiration of the term, unless renewed, this Lease shall automatically extend on a month-to-month basis under the same terms and conditions of this Lease, unless either party gives written notice to the other of an intent to terminate this Lease at least thirty (30) days prior to the first day of the next month.

3.          Option to Renew. Lessee has the option to extend the Term ("Extension Option") for two additional 5-year periods beginning February 6, 2019 and ending February 5, 2024 (“Initial Extended Term”) and beginning February 6, 2024, and ending February 5, 2029 ("Second Extended Term"). Each Extension Option must be exercised by written notice from Lessee to Lessor on or before ninety (90) days prior to end of the then-current term. If the Extension Option is exercised, this Lease will continue to apply during the Initial Extended Term and Second Extended Term, if applicable, except that (a) Lessee is not entitled to any further extensions of the Term; and (b) the Base Rent will be increased pursuant to Paragraph 4 below.

4.          Base Rent. Lessee agrees to pay Lessor as base rent for the Leased Premises the sum(s) set forth below, payable in equal monthly installments:

Original Term (5 years): $660,000.00 for the term - $11,000.00 per month

If any or both options to renew are exercised:

Initial Extended Term (5 years): $693,000.00 for the term - $11,550.00 per month

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Second Extended Term (5 years): $727,650.00 for the term - $12,127.50 per month

(the "Base Rent"), on the first day of each month in advance, without demand. Rent for the month in which the Commencement Date occurs shall be prorated on a per diem basis and paid on the Commencement Date.

Lessee shall have a five day grace period at the beginning of each month for payment of the monthly installment of the Base Rent, free of any penalty, late fee, interest, or administrative fee. For payments made after the expiration of that grace period and in order to defray a portion of Lessor's costs of collection, administrative expenses, the time value of money, and to partially compensate Lessor for its damages due to Lessee's failure to pay Base Rent (or any other amounts payable by Lessee hereunder) before the same is past due, all past due installments of Base Rent (or any other amounts payable by Lessee hereunder) shall be subject to a late charge of five percent (5%) of the amount of the late payment (the "Administrative Fee"), provided, however the Administrative Fee shall not be less than $100.00 and the unpaid past due installments of Base Rent (or any other amounts payable by Lessee hereunder) shall further bear interest until paid at a rate per annum (the "Interest Rate") equal to the lesser of fifteen percent (15%), or the maximum rate of interest then permitted by applicable law ("Default Interest Rate"). Lessee agrees and acknowledges that (i) the Administrative Fee is not a penalty but represents partial compensation to Lessor for Lessor's increased costs relating to its collection of such past due installment, and (ii) the Administrative Fee and Default Interest are in addition to any other remedies available to Lessor, under this Lease or pursuant to law or equity, for Lessee's failure to pay Base Rent (or any other amounts payable by Lessee hereunder) as and when required hereunder.

5.          Additional Rent.

(a)        Utilities. Lessee agrees to pay, before delinquent, all charges for public utility services which accrue with respect to the Leased Premises during the term of this Lease. Lessor shall not be liable for any failure of any of the public utilities to furnish any such services nor shall any failure for any length of time of any one or more of the utility companies to furnish any such services make this Lease void or voidable or constitute a ground upon which Lessee may terminate or otherwise abrogate this Lease or any of Lessee's obligations hereunder.

(b)        Liability Insurance. Lessee, at Lessee's sole cost and expense, further agrees that it shall at all times during the term(s) of this Lease, carry and maintain in full force and effect, for the mutual benefit of Lessor and Lessee, general public liability insurance against claims for personal injury, death or property damage, occurring in, on or about the Leased Premises or in, on, or about the streets, sidewalks or premises adjacent to the Leased Premises, with the following minimum limits: (i) Two Million Dollars ($2,000,000.00) on account of bodily injuries to, or death of, one person; (ii) Two Million Dollars ($2,000,000.00) on account of injuries or death resulting from one accident or disaster; and (iii) One Million Dollars ($1,000,000.00) on account of damages to property. The commercial general liability insurance policy shall include coverages for premises-operations, independent contractors and broad contractual liability coverage in support of any indemnity provisions of this Lease.

(c)        Casualty Insurance. Lessor shall, during the term(s) of this Lease, keep the Leased Premises insured against loss or damage by fire and all risks comprehended by standard extended coverage endorsements in the amount of the replacement value or such other amounts acceptable to Lessor and Lessee. Lessee shall pay the premium for said insurance as Additional Rent within 30 days of notice from Lessor. Lessee shall be responsible for insuring the contents of the Leased Premises against loss or damage, at the sole cost and expense of Lessee.

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(d)        Insurance Policies. With the exception of Lessee's insurance on the contents of the Leased Premises, all insurance provided for in this Lease shall be obtained from a responsible insurance company or companies reasonably satisfactory to Lessor and authorized to do business in the State of Ohio. Lessor and any mortgagee of Lessor shall be named as an additional insured in such insurance policies as their respective interests appear. Originals of the policies of such insurance or certificates thereof shall be delivered to Lessor or Lessee, depending on the policy, on the Effective Date and originals or renewals thereof or certificates thereof shall be delivered to Lessor or Lessee not less than thirty (30) days prior to the expiration dates of the respective policies. In case Lessee shall at any time fail to obtain and maintain the required insurance or the insurance required by subparagraph (b) hereof, then Lessor may at its option procure or renew such insurance and any amounts paid therefor by Lessor shall be additional rental immediately due and payable from Lessee to Lessor, without demand, with interest accruing on such amount at the rate of fifteen percent (15%) per annum.

All sums payable under the insurance required by subparagraph (c) shall be paid to and held and disbursed by Lessor as a trust fund for the purpose of paying, to the extent of such insurance proceeds, the cost of repairing, rebuilding or restoring the Leased Premises in accordance with the requirements of Paragraph 17.

(e)        Real Estate Taxes and Assessments. During the term of this Lease, Lessee shall, at its sole cost and expense, pay before delinquent all charges for real estate taxes and assessments which may accrue and become a lien with respect to the Leased Premises and all improvements thereon. Lessor shall provide Lessee with the tax invoice or bill received from the governmental taxing entity within two weeks of receipt. Lessee shall provide Lessor evidence of the payment of the Leased Premises real estate taxes and assessments. Real estate taxes and assessments for the first and last Lease Year shall be prorated on a per diem basis. If Lessee fails to pay such taxes and assessments, Lessor may, at its option, pay such taxes and assessments and any amounts so paid by Lessor shall be additional rent immediately due and payable from Lessee to Lessor after such payment, with interest accruing on such amount at the rate of fifteen percent (15%) per annum; provided however, that if Lessor fails to timely provide Lessee with the tax invoice or bill as set forth above, Lessee shall not be responsible for paying interest to Lessor or governmental late fees and charges. Lessee shall pay all taxes assessed against its trade fixtures, equipment, machinery, appliances and other personal property, and any other license fees, occupational taxes, lease taxes and other governmental charges arising in connection with this Lease or Lessee's use or occupancy of the Leased Premises or operation of its business.

(f)        Triple Net Lease. This Lease is a "triple net lease" and Lessee shall pay absolutely net all charges and expenses related to the Leased Premises that arise or accrue during the term of this Lease as expressly set forth in this Lease.

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6.          Use In Compliance With Law. Lessee covenants and agrees that the Leased Premises shall be used for the manufacturing of non-metallic fabricated products, and for no other purpose without Lessor's prior written consent, which will not be unreasonably withheld or delayed. Lessee further covenants and agrees that Lessee will not use, or permit any person to use the Leased Premises for any purpose which indirectly or directly is forbidden by law, ordinance, or governmental regulation or order, or which may be dangerous to life, limb or property, or which may invalidate any policy of insurance carried on the Leased Premises. Lessee covenants that Lessee shall procure and maintain all necessary licenses and permits required in connection with the operation of Lessee's business on the Leased Premises. Lessee, at Lessee's sole cost and expense shall have the privilege of placing a sign on the Leased Premises upon the approval of Lessor, not to be unreasonably withheld or delayed, provided such signs are legally permitted.

7.          Maintenance and Repairs.

(a)        Acceptance; Repair, Maintenance and Replacement Obligations of Lessee. Lessee has carefully examined and knows the condition of the Leased Premises and accepts the Leased Premises in its current "AS IS" condition. No representations or warranties as to the condition or repair of the Leased Premises has been made by Lessor that are not set forth herein. Except as otherwise expressly set forth in Paragraph 7(b) below, Lessee, at Lessee's sole cost and expense (with the exception of insurance proceeds), shall maintain, repair and replace the entire Leased Premises and the grounds, parking lot, and lawn areas associated with the Leased Premises in good order and repair, tenantable, and in a clean, safe, and healthy condition and in compliance with all applicable laws, rules, orders, and regulations of any governmental authority having jurisdiction over the Leased Premises. Lessee shall obtain and pay for a maintenance service contract for the HVAC system(s) for the building(s) on the Leased Premises. Lessee shall be responsible for any alterations necessary to the Leased Premises resulting from the Americans With Disabilities Act and similar laws or regulations. Lessee shall be responsible for the removal of all debris, snow and ice from the parking areas, access roads and sidewalks associated with the Leased Premises. All repairs and replacements made by Lessee to the Leased Premises shall be at least equal in quality to the original work. Lessee acknowledges and agrees Lessor has no duty or obligation whatsoever to maintain, repair or replace any part of the Leased Premises during the Term of this Lease, except as set forth in Paragraphs 7(b), 17 and 18 below. Notwithstanding this foregoing paragraph, Lessee shall not be responsible for or pay for the repair or replacement of the defective items identified (either in pictures or by description) in the Plante Moran CRESA inspection report dated January 31, 2014, attached hereto as Exhibit B.

(b)        Lessor's Maintenance, Repair and Replacement Obligations. Lessor, at Lessor's sole cost and expense, shall maintain, repair and replace (i) the roof, (ii) exterior walls, (iii) foundation, and (iv) structural components of the building or buildings located on the Leased Premises. Lessor will also be responsible for replacing the HVAC systems and components, at its sole cost and expense. Lessee shall promptly give Lessor written notice of any repairs needed which are the responsibility of the Lessor. Lessor shall have no other repair, maintenance or replacement obligations other than those set forth in this Paragraph 7(b) and Paragraphs 17 and 18 below. In addition, within ninety (90) days after the Effective Date, Lessor shall repair all roof and flashing leaks and other sources of water intrusions from the exterior; repair exterior block (CMU) walls that are cracked, have missing mortar, and/or leak; replace or install missing or defective exterior door sweeps/thresholds; and repair or replace heating or cooling components that are not working.

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(c)          Alterations. Lessee shall not make any alterations, additions, improvements or other changes (including remodeling) in or to the Leased Premises or attach, affix or build therein any structural improvement or installation that requires a construction or building permit without Lessor's prior written consent in each and every instance, which will not be unreasonably withheld or delayed. Before any such work is done or any materials therefor are delivered to the Leased Premises, Lessee shall provide Lessor, at Lessee's expense, with plans, specifications, names of contractors, copies of contracts and necessary permits; shall undertake and complete such work in compliance with all applicable governmental laws, ordinances, and regulations and pursuant to all necessary permits, and shall submit the work to Lessor's reasonable supervision. Lessee shall have the right, without seeking Landlord's approval, to remodel or alter the interior of the buildings provided that it does not require a construction or building permit. All permitted permanent additions, installations, alterations, fixtures (excluding trade tools, equipment, and machines) and improvements in and upon the Leased Premises, whether installed by Lessee or Lessor, shall become Lessor's property, and shall remain upon, and be surrendered with, the Leased Premises without disturbance or injury upon the termination of this Lease by lapse of time or otherwise, all without payment or credit to Lessee. Lessee shall have the right to place in the Leased Premises, at such locations therein as Lessee may from time to time determine, Lessee's furniture, standard equipment, and trade fixtures and such personal property shall be and remain the property of Lessee, and provided Lessee is not in default hereunder, may be removed by Lessee at any time during the term of this Lease.

8.          Personal Property and Indemnity. Lessee agrees that all of its personal property and all of the personal property of its customers, invitees and guests that may at any time be on the Leased Premises, shall be there at Lessee's sole risk and that Lessor shall not be liable for any damage to such personal property or loss suffered by the business or occupation of the Lessee caused in any manner whatsoever. Lessee covenants and agrees to hold Lessor harmless from, and to indemnify and defend Lessor against any and all loss, cost, injury, damage, death, liability, suit, claim, judgment and lien of every kind and nature that may occur or be claimed by, to or with respect, to any person, corporation, property or chattels on or about the Leased Premises resulting from any act done or omission or negligence by or through the Lessee or caused by or resulting from Lessee's use, non-use, possession or condition of the Leased Premises or conduct of Lessee's business thereon; provided that any damage, liability, or injury caused by Lessor's negligence or its failure to perform its obligations under this Lease shall be Lessor's responsibility.

9.          Waste. Lessee shall use, maintain and occupy the Leased Premises in a careful, safe, lawful and proper manner and shall not commit waste on the Leased Premises.

10.        Holdover; Surrender of Possession. At the termination of this Lease by lapse of its term, or otherwise, Lessee shall yield up immediate possession of the Leased Premises to Lessor together with all installations, improvements and alterations which may have been installed by Lessor or Lessee in as good a condition and repair as when possession was delivered, reasonable use and wear excepted. If Lessee should remain in possession of the Leased Premises after expiration or termination of this Lease, such holding over shall be deemed a tenancy from month to month subject to the terms and conditions of this Lease as are applicable to a month to month tenancy.

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11.        Right of First Refusal. During the original Term, Initial Extended Term, and Second Extended Term, if applicable, Lessee, its successors and assigns or Lessee's assignee, shall have the right and option of first refusal to purchase the Leased Premises (herein called the "Right of First Refusal"), all upon and subject to the terms and provisions of this Article. Before selling, directly or indirectly, the whole or any part of the Leased Premises, including any beneficial interest in the Leased Premises, Lessor, its successors and assigns, shall have given notice to Lessee of such proposed sale, together with a true, correct, and complete copy of a contract of sale or purchase agreement, duly executed by the proposed purchaser and by Lessor, containing all the terms and provisions of the proposed sale (the "Terms and Conditions"). Lessee shall have a period of thirty (30) days (after receipt of such Terms and Conditions) to purchase the Leased Premises, or the part thereof which is the subject of such Terms and Conditions, at the same price and upon and subject to the terms and provisions as are contained in such Terms and Conditions. Lessee may exercise the Right of First Refusal by giving notice to Lessor within such thirty day period. If Lessee does not elect to exercise the Right of First Refusal, Lessor may consummate such sale in accordance with the terms and provisions of such Terms and Conditions. Such sale shall be subject to the Right of First Refusal, which shall continue to be applicable to the Leased Premises until the expiration or termination of this Lease (original Term or as may be extended) as provided herein.

For the purposes of this Section 11, if Lessor is a corporation or a partnership, a sale shall include a transfer, assignment, pledge or other disposition of (a) all or substantially all the assets of Lessor, or (b) the transfer of a majority of the outstanding voting stock or other ownership interest of Landlord to a non-related party.

12.        Option to Purchase. Lessee, or its successors and assigns, or Lessee's assignee, is hereby granted the sole and exclusive option to purchase the Leased Premises and all improvements thereon at any time within the original Term, Initial Extended Term, and Second Extended Term (the "Option to Purchase"). The purchase of the Leased Premises shall be in accordance with the provisions of this Paragraph 12. Notwithstanding anything in this Section 12 to the contrary, the Option to Purchase shall terminate and be null and void in the event the Leased Premises are sold to a third party and Lessee failed to exercise its Right of First Refusal set forth in Section 11.

To exercise the Option to Purchase, this Lease Agreement must be in effect, and Lessee must provide Landlord with written notice of its intent to exercise the Option to Purchase no later than sixty (60) days prior to the expiration of the Second Extended Term (the "Exercise Notice").

If Lessee exercises the Option to Purchase, Lessor and Lessee agree that the purchase price for the Premises shall be determined as follows:

(a) For a period of seven (7) business days after receipt by Lessor of the Exercise Notice, Lessor and Lessee shall negotiate in good faith to determine the purchase price that Lessee shall pay to Lessor for the Leased Premises (the "Negotiation Period").

(b)        If Lessor and Lessee cannot agree on the purchase price during the Negotiation Period, Lessor and Lessee shall each select and employ a real estate appraiser (who shall be licensed in the state where the Leased Premises are located and be a member of the American Institute of Real Estate Appraisers (MAI) with at least ten (10) years of full time commercial appraisal and real estate marketing experience in the immediate area where the Leased Premises are located) to determine fair market value of the Leased Premises. Within twenty (20) days following selection, each appraiser shall determine and provide to each of Lessor and Lessee its fair market value of the Leased Premises. Each appraiser shall be instructed that the fair market value shall be defined as the purchase price which Lessee would expect to pay and Lessor would expect to receive for the purchase of premises of comparable size and quality to the Leased Premises and as provided for in and on terms and conditions comparable to the purchase agreement covering premises similar to the Leased Premises. Each party shall instruct its appraiser that the fair market value of the Leased Premises shall be based on the highest and best use of the Leased Premises using the existing physical improvements.

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(c)        In the event that the determination of the fair market value by the two (2) appraisers are within ten percent (10%) of each other, then the average of such two (2) appraisals shall be the purchase price to be paid by Lessee to Lessor hereunder for the Leased Premises. Each of Lessor and Lessee shall pay the cost of their own appraiser. In the event that such two (2) appraisals differ by more than ten percent (10%), then the two appraisers shall meet promptly and attempt to agree upon and designate a third appraiser meeting the qualifications set forth above within ten (10) days following the determination that the appraisals differed by more than ten percent (10%). If the two (2) appraisers are unable to agree on the third appraiser, either of the parties shall request the American Arbitration Association in the state in which the Leased Premises is located to appoint such independent third appraiser who shall be of similar affiliation or background of the appraisers aforementioned. Within twenty (20) days after the selection of the third appraiser, the third appraiser shall provide to Lessor and Lessee (and the other two appraisers) its determination of the fair market value of the Leased Premises (subject to the same instructions provided to the first two (2) appraisers). The purchase price for the Leased Premises shall then be the average of the two (2) appraisals which are closest in value to each other as to the determination of fair market value of the three (3) total appraisals.

(d)        In the event that Lessee shall exercise its Option to Purchase, as set forth above, the parties shall enter into a definitive agreement for the purchase of the Leased Premises (the "Real Estate Purchase Agreement") within ten (10) days following the determination of the purchase price under Paragraph 12(b) or (c) above. The terms and conditions of such Real Estate Purchase Agreement shall include the following:

(i)          Lessor shall, at its sole cost and expense, order a commitment for title insurance issued by a title insurance company acceptable to Lessee (the "Title Company"), dated later than the date of Lessee's Exercise Notice, which shall be an ALTA owner's policy of title insurance for the Leased Premises in the amount of the Purchase Price, without exceptions for any matters other than real estate taxes not yet due and payable, and with a tax parcel endorsement, access endorsement and such other endorsements that Lessee may reasonably require following its review of a survey of the Leased Premises (the "Survey") and the title commitment herein described (the "Title Commitment").

(ii)         Lessor and Lessee shall equally share and pay all costs for the Title Commitment, the premium to issue to Lessee the policy of title insurance pursuant to the Title Commitment (the "Title Policy"), and all transfer taxes. Lessee shall be responsible for the payment of its own attorney's fees, the fee required to record the warranty deed, the cost of any endorsements, and any Survey.

(iii)        At closing on the purchase of the Leased Premises, Lessor shall convey good and marketable fee simple title to the Leased Premises to Lessee (or Lessee's assignee) pursuant to a recordable statutory form of warranty deed acceptable to Lessee. Lessor shall deliver any affidavits, statements, gap undertakings, and other documents reasonably required by Lessee or the Title Company to consummate the sale of the Leased Premises. Lessee shall have the right to examine the Survey and the Title Commitment and to notify Lessor of any objectionable matter or defect which affects the marketability or insurability of the title to the Leased Premises as determined by Lessee. If Lessor is notified of any objectionable matter(s), Lessor agrees to promptly employ good faith efforts to procure a cure for same at no cost to Lessee. In the event, however, that Lessor is unable to cure to Lessee's satisfaction, any objectionable matter within ten (10) days after of objection is given to Lessor, then at Lessee's option Lessee may (i) take title to the Leased Premises despite the existence of objectionable matters, (ii) withdraw its Exercise Notice, in which event the Lease shall continue in full force and effect as if the Exercise Notice had never been sent to Lessor, or (iii) in the event that such title objection relates to a monetary lien in a known amount, to reduce the purchase price by the amount necessary to satisfy the obligation related to such lien.

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(iv)        The closing of the purchase of the Leased Premises shall take place within forty five (45) days following the execution of the Real Estate Purchase Agreement.

(v)         Landlord and Tenant agree that this Option to Purchase shall immediately terminate if the Leased Premises are destroyed, condemned by eminent domain, or foreclosed upon.

13.        Default.

(a)        Events of Default. An event of default under this Lease shall be deemed to occur upon the happening of any one of the following events (an "Event of Default") whether voluntarily or involuntarily and, without limitation, whether brought about by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any governmental body:

(i)          If Lessee shall default in the payment of Base Rent or any other sum required to be paid by Lessee pursuant to the provisions of the Lease when the same shall become due; or

(ii)         If Lessee shall default in the performance of any other duty of Lessee pursuant to this Lease, and such default shall continue in whole or in part for a period of fifteen (15) days following written notice given after such default by Lessor to Lessee and specifying such default; or

(iii)        If Lessee shall dissolve, make a general assignment for the benefit of its creditors, seek any reorganization, liquidation, or composition of its debt, shall abandon the Leased Premises or any part thereof, shall admit that it cannot pay its debts as they become due, or shall file a petition seeking relief under any bankruptcy, insolvency or reorganization law; or

(iv)        If proceedings in bankruptcy are instituted against Lessee, or a receiver is appointed for all or substantially all of Lessee's business or assets, or a trustee is appointed by Lessee after a petition for Lessee's reorganization under the Federal Bankruptcy Act of 1985 or any future law having the same general purpose, is filed, and if such bankruptcy, receivership or trusteeship is not dissolved within thirty (30) days following written notice, by Lessor to Lessee, specifying such default; or

(v)         Lessee is in default of any other Leases or agreements between Lessor (or its affiliates) and Lessee.

(b)        Remedies. If an Event of Default shall occur, Lessor shall have any one or more of the following remedies at Lessor's election:

(i)          Without barring later election of any other remedy, Lessor, without taking possession of the Leased Premises, may require strict performance of all the covenants and obligations hereof as the same shall accrue and shall have the right to specific performance of all of the Lessee's obligations hereunder;

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(ii)         Without barring later election of any other remedy, Lessor shall have the right, upon providing at least five calendar days prior notice, to re-enter and repossess the Leased Premises and to remove all persons and property from the Leased Premises, using all necessary force to do so; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Lessee, all to the extent allowed under applicable law. Should Lessor take possession pursuant to legal proceedings or otherwise pursuant to any notice provided by law, Lessor may at its election:

(A)         declare this Lease terminated, in which event, in addition to any other remedy Lessor may have, Lessor may recover from Lessee all damages Lessor may incur by reason of such breach, including the cost of recovering the Leased Premises located thereon, and all unpaid Base Rent which amount shall be immediately due and payable from Lessee to Lessor, but subject to Lessor's duty to mitigate; or

(B)         from time to time without terminating this Lease, relet the Leased Premises or any part thereof for such term or terms (which may be for a term extending the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Lessor may deem advisable. Upon each such reletting (1) Lessee shall be immediately liable to pay to Lessor, in addition to any indebtedness other than Base Rent due hereunder, the cost of any expenses of such reletting and the amount, if any, by which the Base Rent reserved in this Lease for the period of such reletting (up to but not beyond the term hereof) exceeds the amount agreed to be paid as rent for the Leased Premises for such period of such reletting, or (2) at the option of Lessor, rents received by Lessor from such reletting shall be applied first to the payment of any indebtedness other than Base Rent due hereunder from Lessee to Lessor under this Lease and to the payment of any reasonable costs and expenses of such reletting, second to the payment of Base Rent due and unpaid hereunder and the residue, if any, shall be held by Lessor and applied in payment of future Rent as the same may become due and payable hereunder. If Lessee has been credited with any rent to be received by such reletting under option (1) and such rent shall not be promptly paid to Lessor by the new tenant, or if such rent received from such reletting under option (2) during any month be less than that to be paid during that month by Lessee hereunder, Lessee shall pay any such deficiency to Lessor. Such deficiency shall be calculated and paid monthly.

(iii)        No such re-entry or taking possession of the Leased Premises by Lessor shall be construed as an election on its part to terminate this Lease, unless a written notice of such election be given to Lessee or unless the termination thereof be decreed by a court of competent jurisdiction.

(iv)        In the event of the termination of this Lease, as discussed above, Lessee covenants and agrees to indemnify and save harmless Lessor from any costs or liabilities to third parties arising from such termination and re-entry. Lessee agrees to pay Lessor's attorneys' fees and all costs associated with Lessor enforcing this Lease.

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(c)        Remedies Cumulative. No remedy herein or otherwise conferred upon or reserved to Lessor shall be considered exclusive of any other remedy, but the same shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute, and every power and remedy given by this Lease to Lessor may be exercised from time to time and as often as occasion may arise or as may be deemed expedient. No delay or omission of Lessor to exercise any right or power arising from any default shall impair any such right or power or shall be construed to be a waiver of any such default or any acquiescence therein.

14.       Waiver of Subrogation. Each of the parties to this Lease hereby waives all causes of action and rights of recovery against the other party, and their respective heirs, administrators, successors, officers, employees, agents and assigns for any loss or damage occurring to the Leased Premises, fixtures, merchandise and personal property of every kind located in and about the Leased Premises resulting from any perils covered by insurance regardless of cause or origin, including the negligence of either party, their respective heirs, administrators, successors, officers, employees, agents, guests, invitees, customers, and assigns to the extent of any recovery under a policy or policies of insurance, provided that any such policy or policies will not be invalidated in whole or in part by this subrogation. To the extent necessary to effect the foregoing waiver of subrogation, each of the parties agrees to obtain from their respective insurance carriers endorsements to such policies of insurance waiving the right of subrogation of the insurance carrier.

15.       Assignment or Subletting. Lessee shall not assign, convey, transfer, mortgage, pledge, or otherwise encumber this Lease or sublet or permit to be used or occupied by anyone other than Lessee, all or any part of the Leased Premises, without the prior written consent of Lessor, but any request by Lessee to assign or sublease all or part of the Leased Premises shall not be unreasonably withheld or delayed. In the event of such assignment or subletting, Lessee shall remain primarily liable under this Agreement. Lessee shall have the right to assign this Lease to any purchaser of all or substantially all of its assets, provided that the purchaser has the financial resources to meet Lessee's obligations under this Lease, as determined in good faith by Lessor. Any attempted assignment, conveyance, transfer, mortgage, pledge, encumbrance or subletting without the prior written consent of Lessor shall be void. In addition, Lessee has the right to assign this Lease or sublease all or part of the Leased Premises to Unique-Chardan, Inc., without first obtaining Lessor's prior consent, provided that Lessee shall remain primarily liable under this Agreement and provide notice to Lessor.

16.       Presence and Use of Hazardous Materials. Lessee shall not keep in or about the Leased Premises for use, disposal, generation, storage or sale or allow the release or generation from the Leased Premises of any hazardous materials which include any materials or components thereof now or hereafter designated as petroleum products, hazardous, dangerous, toxic or harmful in any provisions of law, statutes, ordinances, rules, regulations, permits, licenses, judgments, decrees, orders, or awards or standards promulgated by any federal, state or local governmental authorities. Lessee shall indemnify and hold Lessor harmless from any and all claims, judgments, administrative orders, penalties, fines, costs, damages, liabilities or losses which arise or occur during or after this Lease as a result of Lessee's breach of this Paragraph 16, but shall not include any losses arising from or relating to any contamination occurring before Lessee's possession of the Leased Premises or not otherwise related to Lessee's tenancy or occupancy.

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17.       Damage to Leased Premises.

(a)        Damage and Reconstruction. If the Leased Premises or any part of thereof shall be partially damaged by fire or other casualty, acts of God or other cause, but shall not be rendered unfit for occupancy, the damage to the Leased Premises shall be repaired by Lessor to the extent of available proceeds of insurance, and the Base Rent and all additional rents and charges otherwise due hereunder shall be abated on a per diem basis proportionate to the extent of damage and for the period the Leased Premises are being repaired. Lessor shall incur no liability on account of any delay in the completion of such repairs, including loss of business receipts or business opportunity, which may arise by reason of adjustment of insurance, labor difficulties or any other cause beyond Lessor's control. If all or substantially all of the Leased Premises are made unfit for occupancy by fire or other casualty, acts of God or other cause, Lessor may elect (i) to terminate this Lease as of the date the Leased Premises are so made unfit for by written notice to Lessee within ninety (90) days of the fire or other casualty, or (ii) to repair, restore or rehabilitate the Leased Premises utilizing the proceeds of insurance within one hundred eighty (180) days after Lessor is enabled to take possession of the damaged Leased Premises and undertake reconstruction or repairs. If Lessor elects so to repair, restore or rehabilitate the Leased Premises, this Lease shall not terminate, but the Base Rent and all additional rents and charges otherwise due hereunder shall be abated on a per diem basis proportionate to the extent and for the period that the Leased Premises are unfit for occupancy. In the event Lessor shall proceed under (ii) above and shall not substantially complete the work within the one hundred eighty (180) day period (excluding from such period loss of time resulting from delays beyond the reasonable control of Lessor), either Lessor or Lessee may then terminate this Lease by written notice to the other not later than ten (10) days after the expiration of the one hundred eighty (180) day period, computed as herein provided. In the event of termination of this Lease, the Base Rent and all additional rents and charges payable hereunder shall be apportioned on a per diem basis to and including the date of such termination. Lessor shall not be required to repair or rebuild any personal property, furniture, trade fixtures or office equipment located in the Leased Premises and removable by Lessee under the terms of this Lease.

(b)        Liability of Lessor. Except to the extent covered by insurance, Lessor shall not be liable for damage done to the Leased Premises (other than those portions or systems for which Lessor is responsible under this Lease) or any other personal property of Lessee located thereon which may be occasioned by the condition of the Leased Premises or from plumbing, gas, water, steam, or other pipes, or sewage, or the bursting, leaking, or running of any washstand, water closet, waste pipe, or chemical holding tank in, above, or upon the Leased Premises, nor for damages occasioned by water, snow, or ice being upon or coming through the roof, skylight, trap-door, or otherwise, nor for any damage arising from acts or negligence of Lessee or of any owners or occupants of adjoining or contiguous property, nor for any damage caused by trespassers, vandals, thieves, loiterers, or any other unauthorized personnel.

(c)        Damages Caused by Lessee. Notwithstanding any provisions of this Lease to the contrary, if the Leased Premises or any portion of the building is damaged by fire or other casualty resulting from Lessee's fault or negligence, or the fault or negligence of any of Lessee's agents, employees, contractors, licensees or invitees, the Base Rent shall not be diminished or abated during the repair of that damage. Additionally, Lessee shall be liable to Lessor for the cost and expense of the repair and restoration, except to the extent covered by insurance.

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18.        Condemnation, Loss Of Access. If (a) all or part of the Leased Premises shall be taken or condemned by a competent authority for a public or quasi-public use or purpose or if there is a negotiated purchase by such authority under threat of a taking (collectively, a "Taking"), and if the loss of the part so taken substantially interferes with the use of the Leased Premises by Lessee, or (b) due to any such taking, access to the Leased Premises by motor vehicles as operated by Lessee, its contractors, and its customers in the course of Lessee's business as previously conducted, is substantially impaired or terminated, then, Lessor and Lessee shall each have the right, exercisable by notice to the other, to terminate this Lease, effective on the date of the Taking. If part of the Leased Premises or the access to the same is taken without substantially interfering with the use of the Leased Premises by Lessee, this Lease shall not terminate. In that event, Lessor shall promptly restore any damage to the Leased Premises caused by the Taking in a manner reasonably suitable and acceptable to Lessee, and if the size of the building or Lessee's use of the Leased Premises has been diminished, the rent for the Leased Premises shall be equitably reduced commencing on the date when possession of the part taken is surrendered by Lessee. If the proposed restoration and/or accommodation is not acceptable to Lessee (in the exercise of its reasonable discretion) or for its business, the Taking will be deemed to be substantial and either Lessor or Lessee may terminate this Lease. In the event of any Taking, Lessor shall be entitled to the entire condemnation award, regardless of whether this Lease is terminated in accordance with this Paragraph 19, except that Lessee shall be entitled to any separate award allocated by the condemning authority to Lessee's trade fixtures, personalty and moving expenses. If this Lease is terminated pursuant to this Paragraph 19, Lessor shall refund to Lessee any Base Rent prepaid beyond the effective date of termination.

19.        Indemnification. Except to the extent covered by insurance, Lessee shall defend, indemnify and hold Lessor, and its employees, officers and members, successors and assigns, harmless from and against any and all costs, losses, expenses, liens, claims, causes of action, damages or liabilities, including reasonable attorneys' fees, whatsoever, arising out of or in connection with this Lease or Lessee's use of the Leased Premises by Lessee, or its agents, employees, customers, invitees, guests, visitors, tenants or licensees, whether causing or resulting in injuries or death to persons or damage to property, including the property of Lessor. Lessee hereby waives all immunity pursuant to any and all worker's compensation acts, including, but not limited to, Ohio Rev. Code Section 4123.74 and Section 35, Article II of the Ohio Constitution, to the extent necessary to effectuate the foregoing indemnity. The indemnification set forth in this Paragraph 19 as well as those in Paragraphs 8 and 17 shall survive expiration or termination of this Lease. Lessee's indemnification obligations shall not include losses, expenses, claims, or damages, including attorney fees, arising from Lessor's own negligence or expenses incurred in Lessor's performance of its obligations under this Lease. Lessee's indemnification obligations shall also not include any losses, expenses, claims, or damages, including attorney fees, arising from or relating to any hazardous materials contamination occurring on or in the Leased Premises before Lessee's possession or not otherwise related to Lessee's tenancy or occupancy.

20.        Miscellaneous.

(a)         Notice and Demands. All notices to or demands upon Lessor or Lessee desired or required to be given under any of this provisions hereof shall be in writing by U.S. first class mail in an envelope properly stamped and addressed to Lessor at Chardan Properties, LLC, Attention Daniel M. Johns, Member, 207 Club Villa Drive, Aiken, South Carolina 29803 and to Lessee at Unique Fabricating Incorporated, Attention John Weinhardt, President, 800 Standard Parkway, Auburn Hills, Michigan 48326.

(b)        Successors in Interest. Subject to Paragraph 12, all of the covenants, agreements, conditions and undertakings in this Lease shall extend and inure to be benefit of and be binding upon the respective heirs, personal representatives, successors and permitted assigns of the respective parties hereto.

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(c)        Saving Clause. If any term or provision of this Lease or any application thereof shall to any extent to be held invalid or unenforceable, the remaining terms and provisions of this Lease shall not be affected thereby, but each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

(d)        Quiet Enjoyment. Lessee, on paying the rents and observing and keeping the covenants, agreements, conditions and obligations of this Lease on Lessee's part to be observed and kept, shall lawfully, peaceably and quietly hold, occupy and enjoy the Leased Premises during the term of this Lease without hindrance by Lessor.

(e)        Merger Clause. This Lease contains the entire Agreement between the parties and there are no agreements, representations, or warranties, oral or written, which are not set forth herein. This Lease may not be amended or revised, except by a writing signed by the parties.

(f)        Choice of Law. This Lease shall be construed and enforced in accordance with the laws of the State of Ohio.

(g)        Encumbrances. The parties expressly covenant and agree that nothing in this Lease shall authorize Lessee to do any act which shall in any way encumber the title of Lessor in and to the Leased Premises. Lessee shall not permit any mechanics', laborers', materialmens' or other liens to stand against the Leased Premises for any labor or material furnished or claimed to have been furnished in connection with work of any character performed or claimed to have been performed on, or pertaining to, the Leased Premises, whether such work was performed or materials furnished prior or subsequent to the date of this Lease. Nor shall the interest or estate of Lessor in the Leased Premises be in any way subjected to any claim by way of lien or encumbrance, whether by operation of law or by virtue of any express or implied contract by Lessee. Any claim to or lien upon the Leased Premises arising from any acts or omissions of Lessee shall in all respects be subject and subordinate to the paramount title and rights of Lessor in and to the Leased Premises. Lessee shall have the right to contest the validity of any such lien or claimed lien, if Lessee shall give to Lessor such reasonable security as may be requested by Lessor to insure payment thereof and to prevent any sale, foreclosure or forfeiture of the Leased Premises by reason of nonpayment. On final determination of the lien or claim of lien, Lessee shall immediately pay any judgment rendered with all proper costs and charges and shall, at Lessee's own cost and expense, have the lien released and any judgment satisfied.

(h)        Estoppel Certificates. Lessee agrees at any time and from time to time, upon not less than ten (10) days prior written request from Lessor, to execute, acknowledge and deliver to Lessor, a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications) and that there are no uncured defaults hereunder, if such statement of fact shall be true or, if there be uncured defaults, stating the same, and the dates to which the Base Rent and other charges have been paid in advance. It is intended that any such statement delivered pursuant to this Paragraph may be relied upon by any prospective purchaser of the fee simple title to the Leased Premises or any mortgagee under any mortgage or the beneficiary of any deed of trust upon the fee of the Leased Premises or any assignee of the Lessor's interest. If Lessee fails to execute and deliver such estoppel within ten (10) days of its receipt from Lessor, Lessor shall be authorized to execute such estoppel as Lessee's attorney-in- fact.

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(i)         Subordination by Lessee. This Lease is made subject to zoning, building and other governmental ordinances and resolutions and any amendments thereto and to restrictions, covenants, easements, licenses, reservations and rights of way, which may now affect the Leased Premises. In addition, this Lease, without any further instrument, shall at all times be subject and subordinate to any and all mortgages or other security instruments given by Lessor which now or hereafter affect the Leased Premises and to all advances made or hereafter to be made upon the security of any such mortgages or security instruments, to the interest on all obligations secured by them, and to all renewals, modifications, consolidations, replacements, and extensions thereof. Lessor reserves the right to demand from Lessee and Lessee agrees to execute and deliver to Lessor a written waiver of priority and subrogation of Lessee's lien arising by virtue of Lessee's leasehold estate to any such mortgages or security instruments, including all renewals, modifications, consolidations, replacements and extensions thereof. If Lessee fails to execute and deliver such waiver within ten (10) days of its receipt from Lessor, Lessor shall be authorized to execute such waiver as Lessee's attorney-in-fact. In the event any foreclosure proceedings are brought, or a power of sale exercised, Lessee shall attorn to the purchaser and recognize such purchaser as the Lessor under this Lease. Additionally, if subsequent mortgages are placed against the Leased Premises, the mortgagee may agree that Lessee's quiet possession of the Leased Premises shall not be disturbed by the exercise of any rights under the mortgage as long as Lessee is not in default under such mortgage.

Within ten (10) days of any default by Lessor upon any loan or obligation secured by a mortgage(s) on or a security interest in the Leased Premises, Lessor shall provide written notice of the default to Lessee. Lessor shall also promptly provide notice to Lessee if and when the default has been cured. If Lessor fails to cure such default within thirty (30) days of the date of the default, Lessee has the option but not the obligation to cure that default by sending payment to Lessor's lender or creditor. Such payments will be credited towards the amounts owed by Lessee to Lessor under the Lease.

(j)          No Recording. This Lease shall not be recorded, but either party may record a memorandum of lease stating the names and addresses of the parties, duration of the term and renewals. The party requesting such memorandum of lease shall prepare and pay for all costs associated therewith.

(k)         No Commission. Each party hereto represents to the other that they have had no contact with a real estate broker, salesman or agent with respect to the Leased Premises or this Lease so as to entitle such party to a commission.

(l)         Security Deposit. Upon the execution of this Lease by Lessor and Lessee, Lessee shall pay Lessor a Security Deposit in the amount of one (1) month's Base Rent to secure Lessee's performance of Lessee's obligations and covenants contained in this Lease. All interest on the Security Deposit shall accrue for the benefit of Lessor. If Lessee fails to pay the Rent or any amounts when due, or otherwise defaults with respect to any provision of this Lease, Lessor may, without notice to or demand on Lessee, use or apply all or any part of such Security Deposit to cure such default and compensate Lessor for any resulting damage sustained by Lessor. If any portion of the Security Deposit is so used or applied, Lessee shall immediately upon demand deposit cash with Lessor in an amount sufficient to restore the Security Deposit to its original amount. If Lessee shall faithfully perform all of its obligations under this Lease, the Security Deposit shall be returned to the Lessee within thirty (30) days of the expiration of the Term and delivery of possession of the Leased Premises to Lessor by mailing a check for the remaining amount of the Security Deposit to the last-known mailing address of Lessee. Upon the sale of the Leased Premises by Lessor to a party other than Lessee, Lessor shall have the right to assign and transfer such Security Deposit to the purchaser of the Leased Premises, and thereafter shall be deemed released by Lessee of all liability for the return of the Security Deposit.

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(m)        Waiver. No waiver of any breach of any of the covenants of this Lease shall be construed, taken or held to be a waiver of any other breach or waiver, acquiescence in or consent to any further or succeeding breach of the same covenant.

(n)        This Lease may be executed in counterparts, and facsimile or electronic signatures will be binding.

The undersigned parties have executed this Lease on the dates set forth below.

LESSOR:	LESSEE:

CHARDAN PROPERTIES, LLC, an	UNIQUE FABRICATING
Ohio limited liability company	INCORPORATED,
a Delaware corporation,

By:	By:
Daniel M. Johns, Member	John Weinhardt, President

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STATE OF OHIO	)
) ss:
COUNTY OF LUCAS	)

The foregoing instrument was acknowledged before me this_______ day of February, 2014, by Daniel M. Johns, as Member of Chardan Properties, LLC an Ohio limited liability company, as Lessor.

(SEAL)
Notary Public
My Commission Expires:

STATE OF MICHIGAN	)
) ss:
COUNTY OF OAKLAND	)

The foregoing instrument was acknowledged before me this           day of February, 2014, by John Weinhardt, as President of Unique Fabricating Incorporated, a Delaware corporation, as Lessee.

(SEAL)
Notary Public
My Commission Expires:

This Instrument Prepared By:

Gene R. Abercrombie, Attorney-at-Law

EASTMAN & SMITH LTD.

One SeaGate, 24th Floor

P.O. Box 10032

Toledo, Ohio 43699-0032

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EXHIBIT A

LEGAL DESCRIPTION

Situated in the City of Bryan, County of Williams and State of Ohio:

Known as and being lots numbered nine and ten of the Bryan Industrial Park No. 1 in said City of Bryan; Parcel No. 030-063-210-02-018.000.

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EXHIBIT B

INSPECTION REPORT

[See Attached]

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